EXHIBIT 10.3

CONTRAT DE TRAVAIL

Entre les soussignés :

    - La société HYPERCOM SARL (« la Société »)
    - URSSAF nº 780 232625000010115
    dont le siège social est situé
    - 5 rue Marcel Dassault – 78140 VELIZY VILLACOUBLAY
    - Représentée par Kazem AMINAEE agissant en qualité de gérant

D'une part, et
    - Mr Henry GAILLARD (« le Salarié » ou « le titulaire du présent contrat »)
    - Né le 28 Juillet 1960
    - A Cahors (46)
    - N° de sécurité sociale : 1 600746042437 03
    - Demeurant  au 94 Quai Louis Blériot 75016 PARIS
    - De nationalité Française
D'autre part,

Il a été convenu ce qui suit :

EMPLOYMENT CONTRACT

Between the undersigned:

- HYPERCOM FRANCE SARL, (« the Company »)
- URSSAF no. 780 232625000010115 which registered office is located
- 5 rue Marcel Dassault – 78140 VELIZY VILLACOUBLAY
- Represented by Kazem AMINAEE, Director

On the one part, and

- Mr Henry GAILLARD (“You” or “the signee of this contract” or “the Employee”)
- Born on July 28th 1960
- At Cahors (46)
- Social Security Number 1 600746042437 03
- Residing at 94 Quai Louis Blériot 75016 PARIS
- Of French nationality

                                         On the other part,

It has been agreed as follows:

ENGAGEMENT - FONCTION

En sa qualité de Sénior Vice Président Global Opérations, position III C de la Convention collective nationale des Ingénieurs et Cadres de la Métallurgie et aura pour mission :

- Le marketing et la gestion du portefeuille produit au niveau du groupe. En cette qualité, il devra assurer la gestion, au niveau de l’ensemble des filiales à travers le monde, du portefeuille des produits Hypercom, celle du calendrier et des étapes du développement des produits et diriger l’action des Business Units Marketing en charge des lignes de produit.

- La gestion de la recherche et du développement au niveau du groupe. En cette qualité, il supervisera les activités de recherche pour l’ensemble des filiales à travers le monde, ainsi que les programmes de développement logiciels et matériels.

- La gestion de la chaine des fournisseurs au niveau du groupe. En cette qualité, il devra assurer la couverture de l’introduction des nouveaux produits, le management EMS et celui des partenaires commerciaux, la direction des achats, les activités logistiques, le planning de la demande et de la capacité de production ainsi que la qualité, ou encore conduire des actions d’amélioration de la qualité et des processus commerciaux.

HG – FUNCTION

The employee is hired as Senior Vice President, Global Operations, level III C of the French National Collective Convention of Metallurgy Engineers and Managers with the following assignment:

- Global Product Portfolio Management and Marketing. In that role, he will manage the Product Portfolio of Hypercom world wide, the global Product Road Map of the company and the Marketing Business Units in charge of the different product lines.

- Management of research and development at group level. In this capacity he will oversee research activities for all subsidiaries around the world, as well as the development software and hardware.

- The management of the supply chain at the group level. In this capacity, he will cover the introduction of new products, EMS management and business partners, management of procurement, logistics operations, planning of demand and production capacity and quality or conduct activities to improve the quality and processes.

DUREE DU CONTRAT – ANCIENNETE

Le présent contrat est conclu pour une durée indéterminée à compter du 19 décembre 2008.

Il est rappelé que le Salarié conserve l’ancienneté qu’il a acquise au sein de la société Hypercom France SA ainsi qu’au sein des différentes sociétés du Groupe Thales auxquelles il a appartenu depuis le 1er Septembre 1985 jusqu’à la date de son transfert au sein de la société Hypercom France SARL

Le Salarié s'engage à remplir ses fonctions avec diligence et à consacrer l'intégralité de son temps de travail, de ses compétences et de ses efforts à ses fonctions et aux intérêts de la Société.

Le Salarié ne pourra, sans l'accord écrit de la Société, être impliqué directement ou indirectement dans une activité en conflit avec les intérêts de la Société ou encore qui affecteraient l'accomplissement de son travail.

DURATION OF CONTRACT – LENGTH OF SERVICE

This contract is entered into for an undetermined period starting on:  December 19th 2008

Employee will keep his seniority he gained within Hypercom France SA within the various Thales subsidiaries he worked since September 1st 1985, and until his transfer to Hypercom France SARL.

For the duration of this contract, you must devote your full time, attention and abilities to your job duties during working hours, and to act in the best interests of the company at all times.

You must not, without the company’s written consent, be in any way directly or indirectly engaged or concerned in any other business where this is or is likely to be in conflict with the Company’s interests or where this may adversely affect the efficient discharge of your duties.

DUREE DU TRAVAIL

Dès lors que le salarié se voit confier des responsabilités dont l’importance implique une grande indépendance dans l’organisation de son emploi du temps, qu’il est habilité à prendre des décisions de façon largement autonome et qu’il perçoit une rémunération se situant dans le dernier quartile des rémunérations pratiquées dans l’entreprise, le salarié bénéficie du statut de « Cadre dirigeant » au sens de l’article L.3111-2 du Code du travail et de l’article 15 de l’accord national sur l’organisation du travail dans la métallurgie.

WORKING TIME

Given the employee’s responsibilities which importance implies a great deal of independence in his schedule, his ability to make decisions on a autonomous basis and his level of remuneration which places him among the top 25% of the employees’ remunerations within the company, the employee is considered as a Superior executive (Cadre dirigeant) according to Article L.3111-2 of the French Labor Code and to Article 15 of the addendum of July 28th 1998, to the applicable collective bargaining agreement.

REMUNERATION

En contrepartie de son travail, le titulaire du présent contrat perçoit une rémunération annuelle brute fixée sans référence horaire à 220 000 euros versés sur 12 versements égaux, versés le premier jour ouvré du mois suivant par virement bancaire. Du fait de sa qualité de cadre dirigeant, la rémunération du titulaire du présent contrat est indépendante du nombre d’heures de travail accompli et du nombre de jours travaillés.

Au cours de chaque année fiscale pendant l’exécution de son contrat de travail, le Salarié sera susceptible de bénéficier d’une rémunération variable. Cette rémunération variable sera calculée sur la base d’un taux cible de 50% (à 100% des objectifs atteints fixés d’un commun accord et qui tiendront compte de la performance individuelle et des résultats financiers de l’entreprise et du groupe). Le Directeur Exécutif du Groupe (CEO) établira, après discussion avec le Salarié, les objectifs de performance pour chaque année fiscale après avoir obtenu l’accord définitif des personnes compétentes sur le budget d’Hypercom pour l’année. Hypercom appréciera, de façon discrétionnaire, les droits du Salarié au paiement de la rémunération variable, ainsi que le montant et la date de versement éventuel de celui-ci.

De la rémunération sont à déduire, pour les parts lui incombant, les cotisations prévues au titre des divers régimes applicables (Sécurité Sociale, ASSEDIC, Mutuelle, prévoyance) du fait des dispositions légales, conventionnelles ou propres à la Société.

REMUNERATION

In consideration of her work, the signee of this contract earns a gross annual remuneration set at 220 000 Euros paid 12 equal monthly instalments in arrears, on the first working day of the following month by credit transfer into your bank account. Given that he is a managing executive employee, the remuneration of the signee of this contract does not take into account the number of working hours accomplished and the number of days worked

During employment, Employee will be eligible, but not entitled, to receive bonus compensation during each of the Company’s fiscal years, in an aggregate annual amount equal to 50%, if you achieve 100% of the agreed upon objectives, of Employee’s then basic annual salary for each such year.  This takes into account the tasks which were conferred to you, to your individual performance and to the financial results of Hypercom Corporation. Hypercom Corporation Chief Executive Officer will establish, after discussing them with you, the performance goals for each fiscal year following the final approval of Hypercom’s budget for such fiscal year. The determination of whether you have achieved the performance goals and the amount, if any, and timing of your bonus compensation will be determined by the Hypercom in its reasonable discretion.

The contributions provided for the different relevant regimes (Social Security, Unemployment, Complementary Health Insurance, Welfare) in the framework of legal, contractual or company-specific provisions.

VÉHICULE DE FONCTION

En outre le titulaire du présent contrat bénéficiera d’une voiture de fonction fournie par la société et utilisable pour son usage personnel. Cette voiture, attachée à sa fonction, sera considérée de ce fait comme un avantage en nature s’ajoutant à sa rémunération.

En outre, le coût de la location de cette voiture ne devra pas excéder 10.000 € TTC par an.

La voiture ainsi mise à disposition restera la propriété de l’entreprise. Ce véhicule devra donc lui être restitué en cas de rupture du contrat de travail, pour quelque motif que ce soit, dès la cessation effective de l’activité (soit dès le début du préavis s’il n’est pas effectué).

Les éventuelles contraventions sont entièrement à la charge du salarié, même si elles sont adressées directement au nom de la société

COMPANY CAR

The signee of this contract is entitled to a company car provided by the company that may be used for personal purposes as well as professional ones. This company car, provided in consideration of his position, is a benefit in kind which will come on top of the remuneration.

Moreover, the annual lease budget for this car will be capped at €10,000  (all taxes included) per year.

The company car will remain the property of the company. The signee of this contract undertakes to return it on the termination of the employment contract for any reason, as soon as the employee effectively ceases to work for the company, except if the Company may require you to take “garden leave” for all or part of the remaining period of your employment.

Any tickets or fines in relation with the use of the company car will be paid by the employee, irrespective of their being sent to the company.

PROTECTION SOCIALE COMPLÉMENTAIRE

Pour information, la classification professionnelle du titulaire du présent contrat entraîne son inscription au régime de la Caisse de retraite MEDERIC, 21 rue Lafitte - 75317 Paris auprès de laquelle notre Société a souscrit un contrat garantissant une retraite complémentaire auprès de laquelle notre Société a souscrit un contrat garantissant une retraite complémentaire. Un régime de prévoyance a été souscrit auprès de NOVALIS PREVOYANCE, 64 bis rue de Monceau – 75008 PARIS

PENSION AND BENEFITS

For your information, you will be entitled to participate in such French pension and welfare (including medical) schemes run by the Company: Caisse de retraite MEDERIC, 21 rue Lafitte - 75317 Paris and Caisse de retraite complémentaire  and NOVALIS PREVOYANCE, 64 bis rue de Monceau – 75008 PARIS

LIEU DE TRAVAIL

La titulaire du présent contrat exerce ses fonctions dans la Société Hypercom à Vélizy (78).
Toutefois, la Société se réserve la faculté de proposer au titulaire du présent contrat une nouvelle affectation dans un établissement et/ou une autre entreprise du Groupe étant entendu que toute mutation hors Région Parisienne ne pourra s’effectuer qu’avec son accord.

Par ses fonctions, le titulaire du présent contrat pourra être amené de manière habituelle ou occasionnelle à effectuer des déplacements en France ou à l’étranger dont il sera indemnisé selon les règles en vigueur dans la Société à la date des déplacements.

WORKPLACE

The signee of this contract exercises his functions within the Hypercom in Vélizy.
However, Hypercom Corporation reserves the possibility of offering the signee of this contract a new work place on another site and/or another company of the Group ensuring that all transfers outside the Paris Area cannot be done without his agreement.

By her job, the signee of this contract will be brought on a usual or occasional basis to go on business trips in France or abroad, for which she will be indemnified, according to the rules in force in the company at the date of such trips.

CONGES PAYES

Le titulaire du présent contrat bénéficiera de congés payés dont le nombre de jours sera calculé conformément à la législation soit 25 jours ouvrés par an.

En application des usages et accords collectifs actuellement en vigueur au sein de la Société, il bénéficiera en outre de quatre jours de congé par an au titre de l’ancienneté qu’il a acquise, et de deux jours de congé par an accordés par la Société par décision unilatérale.

La période de ces congés est déterminée par accord entre la direction et le titulaire du présent contrat compte tenu des nécessités du service.

En cas de rupture du contrat de travail, Le Salarié bénéficiera d'une indemnité compensatrice des congés payés acquis mais non encore pris

PAID HOLIDAYS

The signee of this contract shall benefit from paid holidays, calculated in accordance with the French legislation, and amounting to 25 days per year.

In accordance with the company’s practices and collective agreements currently in force, he will benefit from four additional paid holidays per year in consideration of this seniority, and from two additional days per year granted by a unilateral decision of the company.

The holiday period is determined by an agreement between management and the signee of this contract, according to the needs of the department.

Upon termination of this present contract only unused, earned vacation will give rise to a payment in lieu of vacation.

MALADIE

Le Salarié devra prévenir la Société en cas de maladie ou d'accident sans délai.

Le Salarié devra faire parvenir à la Société un certificat médical établi par un médecin dans les 48 heures de son absence. Dans l'hypothèse d'une prolongation de l'arrêt maladie par le médecin, le Salarié sera tenu de faire parvenir le certificat médical à la Société dans les 48 heures.

SICKNESS

You shall inform the Company of your sickness or injury without delay.

In addition, you shall provide the Company with a medical certificate from your physician within 48 hours of your first day of absence. Should the physician extend the sick leave, you shall provide the Company with this certificate within 48 hours of the extension.

OBLIGATIONS PROFESSIONNELLES

Toute invention dont le titulaire du présent contrat serait l’auteur ou à laquelle il a participé à l’occasion de son contrat de travail, appartient à la Société.

Le titulaire du présent contrat s'engage à observer une discrétion professionnelle absolue pour tout ce qui concerne les faits ou informations dont il a connaissance dans l’exercice ou à l’occasion de ses fonctions.

Il garde le secret sur les dispositions, méthodes et procédés quelconques industriels et techniques, de fabrication, ainsi que sur tous les renseignements d’ordre technique, commercial ou financier qui peuvent lui être communiqués ou dont il peut avoir connaissance de quelque manière que ce soit.

Le titulaire du présent contrat s'engage pendant la durée de son contrat à respecter les instructions qui peuvent lui être données et à se conformer aux règles régissant le fonctionnement interne de celle-ci. Il s'engage à faire connaître sans délai tous changements qui interviendraient dans les situations qu'il a signalées lors de la signature du présent contrat (adresse, situation de famille, etc).

Le titulaire du présent contrat reconnaît avoir pris connaissance du règlement intérieur.

PROFESSIONAL OBLIGATIONS

The job description of the signee of this contract includes a research and creation activity constituting an inventive mission.

Consequently, any invention of which the signee to this contract has led to make or to which she has participated in the framework of her employment contract, belongs to the Company.

The signee of this contract undertakes to comply with an absolute professional discretion for all which concerns the facts or information of which he is aware in the course of or during his job. The signee of this contract undertakes to maintain absolute secrecy over the methods, procedures and industrial processes, along with all technical, commercial or financial information she may become aware of under any circumstances.

The signee of this contract undertakes, throughout her employment period to comply with any instruction given by the company and with its internal rules and policies. She undertakes to inform the company of any significant change in her personal situation since the date of the execution of this contract (address, family situation, etc.).

The signee of this contract acknowledges being aware of the provisions of the company’s internal regulations (“règlement intérieur”)

RUPTURE DU CONTRAT DE TRAVAIL

La rupture du contrat de travail sera soumise à un délai de préavis calculé conformément aux dispositions de la convention collective applicable sauf faute grave ou lourde.

En cas de notification de la rupture du contrat de travail par l'une ou l'autre des parties, la Société pourra dispenser le Salarié d'effectuer tout ou partie de la durée du préavis. En ce cas, le Salarié percevra son salaire normalement tout au long de la période de préavis. Dans l’hypothèse où le Salarié serait dispensé de l’exécution de son préavis :

(1) Le Salarié ne devra pas se rendre sur les lieux de son travail, autre que son domicile le cas échéant, ou dans tout autre établissement de la Société ou de toute société du groupe auquel appartient la Société;

    (2) Le Salarié ne devra en aucun cas exécuter ses fonctions pendant la période de préavis restant à courir;

(3) Sauf cas exceptionnel, le Salarié ne devra pas, sans le consentement préalable de la Société, contacter ou tenter d'entrer en contact avec les clients, les fournisseurs, les agents, les conseillers, les courtiers ou les banquiers de la Société, toute autre société du groupe ou encore tout autre Salarié de la Société

(4) Le Salarié ne devra pas travailler pour une autre société ou une autre personne sans le consentement exprès et donné par écrit de la Société.

En cas de dispense de préavis, le Salarié continuera à percevoir la totalité de son salaire et des avantages auxquels il a droit en application du présent contrat.

En cas de démission du Salarié, celui-ci sera tenu de respecter la même période de préavis décrite ci-dessus et d'en informer la Société par écrit.

Les parties peuvent donc l’une et l’autre rompre à tout moment le contrat de travail en respectant les dispositions légales et conventionnelles en vigueur.

TERMINATION

The termination of your employment is subject to a notice period in accordance with the provisions of the applicable collective bargaining agreement except in the event of gross or willful misconduct.

The Company may make a payment of your salary in lieu of the above notice entitlement. If either you or the Company serves notice on the other to terminate the employment contract, the Company may require you to take “garden leave” for all or part of the remaining period of your employment. If you are asked to take “garden leave” you:

(1) may not attend your place of work (if other than your personal home) or any other premises of the Company or any associated company;

(2) may not be required to carry out duties during the remaining period of your employment;

(3) may not, except under exceptional circumstances, without the prior written permission of the Company contact or attempt to contact any customer, supplier, agent, professional adviser, broker or banker of the Company or any associated company or any employee of the Company.

(4) May not engage in any alternative employment with any other company, firm or person without the express written consent of the Company.

During any period of “garden leave” you will continue to receive your full salary and benefits.

You are required to give the Company the same period of notice in case you should  terminate your employment by a formal resignation

Both parties may therefore terminate the employment relationship at any time, in accordance with applicable legal and conventional provisions.

INDEMNITE CONTRACTUELLE DE LICENCIEMENT

Dans l’hypothèse :

(i) d’un licenciement à l’exception d’une faute grave ou lourde,

(ii) d’un Changement de Contrôle (tel que défini ci-après) dans les 24 mois à compter de la prise de contrôle de la société Thales-e-Transactions, désormais Hypercom France SA, par le groupe Hypercom (soit à compter du 1 avril 2008), qui entrainerait une diminution de son niveau de responsabilités ou de son niveau de rémunération, le Salarié aura la possibilité de faire connaitre à la société son refus de poursuivre l’exécution de son contrat de travail dans un délai de six mois à compter du Changement de contrôle, entrainant la rupture de son contrat de travail, et, dans ce cas,

Le Salarié aura droit à une indemnité de rupture égale à six (6) mois du salaire moyen brut (à l’exclusion de toute rémunération variable ou différée de quelque nature qu’elle soit) calculé sur la base des douze mois précédents. A cette indemnité de six (6) mois s’ajoutera l’ensemble des indemnités légales ou conventionnelles auxquelles le Salarié pourra prétendre au titre de la rupture de son contrat de travail.

Pour les besoins du présent article, l’expression « Changement de Contrôle » désignera soit (1) l’opération de cession ou de fusion conduisant à disparition du groupe Hypercom, ou l’opération au terme de laquelle les actions du groupe seront liquidées ou converties en actions ou titres, sauf dans l’hypothèse où les actionnaires du groupe Hypercom disposeront d’au moins 80% des actions ou des droits de vote au sein de l’entité suivante ; soit (2) la liquidation ou la dissolution du groupe Hypercom.

En cas de licenciement faisant suite à un Changement de Contrôle, les droits détenus par le Salarié (« unvested stock options » ou « restricted stock grants ») dans le cadre du/des plan(s) de stock option(s) deviendront exerçables, sous réserve du respect de la législation en vigueur.

CONTRACTUAL SEVERANCE PAYMENT

In the event of:

(i) termination of your employment by the employer (i.e a redundancy or a dismissal, except for gross or willful misconduct) or

(ii) a Change of Control (as defined below) occurs within 24 months of the acquisition of Hypercom France SA, formerly Thales-e-Transactions (i.e. within 24 months from 1 April 2008), your employment date, and in the further event that you do not continue to be employed by the Company at a level of responsibility or a level of remuneration at least commensurate with your existing level of responsibility and remuneration immediately prior to the Change of Control and you elect in a written notice to the Company within six (6) months of a Change of Control to treat your employment as being terminated as a result of either such reduction with the termination being effective as at the date of the written notice, the Company agrees to pay you as compensation an amount equal to six (6) months of the average gross salary (i.e. excluding variable remuneration e.g. bonus, commissions, etc.) that you will have received during the 12 months prior to the notification of your dismissal, plus an amount equal to any unused, earned vacation days. In top of this compensation equals to six (6) months, the employee will receive all the legal or conventional indemnity that he is entitled to receive in case of the breach of his employment contract.

For the purpose of this clause the following expression shall have the following meaning:
“Change of Control” means and includes each of the following: (1) there shall be consummated any consolidation or merger of the Group in which Hypercom is not the surviving or continuing entity, or pursuant to which Hypercom’s common stock would be converted into cash, securities or other property, other than a merger of Hypercom in which the holders of Hypercom’s common stock immediately prior to the merger have at least 80% ownership of beneficial interest of common stock or other voting securities the surviving entity immediately after the merger; or (2) Hypercom’s stockholders approve any plan or proposal for liquidation or dissolution of Hypercom.

In the event of a  termination following a change of control as defined herewith, any and all unvested stock options or restricted stock grants held by the employee shall become 100% vested and exercisable except where otherwise limited by laws of decent or distribution.

CONFIDENTIALITE

Le Salarié reconnaît que la Société possède et développe des informations confidentielles relatives à son activité, à ses relations commerciales et ses affaires financières ("Les Informations Confidentielles"), auxquelles Le Salarié sera amené à avoir connaissance dans le cadre de l'exécution de ses fonctions.
"Les Informations Confidentielles" comprennent notamment les produits et les plans marketing, la liste des clients, les informations relatives aux fournisseurs, les informations relatives aux Salariés, incluant l'annuaire interne, les informations financières et celles confidentielles par nature ou présentées comme telles. Les Informations Confidentielles peuvent se présenter sous différentes formes, notamment dans les listes des clients et des fournisseurs, les informations financières internes ou tout autre document de la Société.

Le Salarié reconnaît que toute Information Confidentielle qu'elle soit ou non écrite et qu'elle soit ou non identifiée comme confidentielle est et restera la propriété exclusive de la Société. Le Salarié s'engage en cas de rupture de son contrat de travail à tout moment, à restituer immédiatement à la Société tout matériel lui appartenant et contenant des Informations Confidentielles.

Le Salarié s’interdit de publier, de divulguer ou de mettre à la disposition de toute personne extérieure à l'entreprise les Informations Confidentielles pendant l'exécution de son contrat de travail ou suite à la rupture de son contrat de travail. Le Salarié s'engage à utiliser ces Informations Confidentielles uniquement pour l'exécution de ses fonctions et conformément à la politique de la Société en matière de protection des Informations Confidentielles. Le Salarié s'engage à ne pas utiliser ces Informations Confidentielles pour son profit personnel ou celui de toute autre personne.

CONFIDENTIALITY

You acknowledge that the Company continually obtains and develops valuable proprietary and confidential information concerning its business, business relationships and financial affairs (the "Confidential Information") that may become known to you in connection with your employment. Confidential Information includes, but is not limited to, product and marketing plans, customer lists, supplier information, employee information, including internal telephone directories, financial information and information disclosed to the Company or to you by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information may be found in various media, including without limitation, supplier and customer lists, internal financial data and other documents and records of the Company.

You acknowledge that all Confidential Information, whether or not in writing and whether or not labelled or identified as confidential or proprietary, is and shall remain the exclusive property of the Company. Upon the termination of your employment, or at any time upon the Company's request, you shall return immediately to the Company any and all materials containing any Confidential Information then in your possession or under your control.

You agree that you shall not, either during the term of your employment or any time thereafter, publish, disclose or otherwise make available to any person outside of the Company any Confidential Information. You agree that you shall use such Confidential Information only in the performance of your duties for the Company and in accordance with any Company policies with respect to the protection of Confidential Information. You agree not to use such Confidential Information for your own benefit or for the benefit of any other person or business entity.

NON-CONCURRENCE

Afin de protéger les intérêts légitimes de la Société, le Salarié compte tenu de la nature de ses fonctions et de ses responsabilités, s’engage, pendant une période de 12 mois à compter de son départ de la Société, à ne pas, directement ou indirectement, développer, concevoir, produire, commercialiser ou vendre des produits ou des services en concurrence avec ceux développés, conçus, produits, commercialisés ou vendus par la Société ou à travailler pour un concurrent de la Société et notamment pour Verifone, Ingenico, Cybernet or Way Systems et les sociétés de leurs groupes.

Cette interdiction s’applique sur le territoire Français et le territoire de l’Union Européenne.

Le Salarié reconnaît expressément que s’il devait être directeur, consultant ou associé ou que s'il détenait une participation supérieure à 1% dans une société qui développait, concevait, produisait, commercialisait ou vendait des produits en concurrence avec ceux de la Société, il serait en violation des dispositions de la présente clause.

Par ailleurs, afin de protéger les intérêts légitimes de la Société, Le Salarié s’engage, pendant la durée de son contrat de travail et pendant une période d’un an à compter de son départ de la société, à ne pas, directement ou indirectement, tenter de démarcher, de débaucher de la Société, offrir ou faire offrir un emploi à toute personne qui serait encore salarié de la Société de façon à ce que celui-ci quitte son poste.

En contrepartie du respect de cette clause, Le Salarié percevra pendant la période de non-concurrence une indemnité mensuelle équivalente à 5/10 de la moyenne mensuelle des salaires, bonus et avantages qu’il aura perçus au cours des douze mois précédant la rupture de son contrat de travail.
Cette indemnité mensuelle sera portée à 6/10 de cette moyenne mensuelle si Le Salarié n’est pas licencié pour faute grave et tant qu’il n’a pas retrouvé une activité professionnelle, et pour la durée d’application de la présente clause.

Cette indemnité mensuelle sera payée pendant toute la durée de la période de non-concurrence.

La Société se réserve la faculté de dispenser Le Salarié du respect de cette clause de non-concurrence, auquel cas, celui-ci ne pourrait prétendre à une quelconque contrepartie financière, à condition que la Société en ait informé Le Salarié par écrit dans les huit jours à compter de la notification de la rupture.

NON-COMPETITION

In order to protect the legitimate interests of the Company, due to the nature of your duties as well as your responsibilities, the Employee agrees that for a period of 12 months from the effective termination of his employment for any reason, you shall not, directly or indirectly, develop, design, produce, market or sell (or assist any other person or entity) products or services competitive with those developed, designed, produced, marketed or sold by the Company or work for any competitor of the Company including but not limited to Verifone, Ingenico, Cybernet or Way Systems and any holding company of any such competitor or any subsidiary of such holding company or of the relevant competitor.

This prohibition applies both in France and European Union.

You understand that if you are a principal, employee, consultant or partner or have an ownership interest in an entity that develops, designs, produces, markets or sells products or services competitive with those of the Company, you will be in violation of this provision.

Notwithstanding any other provision of this contract, you undertake not to solicit, attempt to solicit or approach any employees of the Company or the other companies within the group of companies that belong to Hypercom Corporation, and not to use your influence on any employee of Hypercom Corporation in an attempt to suggest that such employee leaves his/her job position or persuades such employee to leave his/her job position for a period of 12 months from the effective termination of his employment.

In consideration for this non-competition duty, you shall receive a special monthly indemnity equal to 50% of the average monthly remuneration that he received during the last twelve months of your employment by the Company.

This monthly indemnity will be equal to 6/10 of this monthly average if the Employee is not dismissed for gross misconduct and until he has not found a new professional activity..

This monthly indemnity will be paid during the whole non-competition period.

The Company may release you from the non-competition undertaking and release itself from the non-competition indemnification, subject to prior written notice being sent to you within eight days following notice of termination by either party.

CYBERSURVEILLANCE

La Société se réserve le droit de surveiller et / ou de lire ou d’analyser, en fonction de ce qui lui semblera nécessaire, toutes les données électroniques émises et reçues, internes ou externes, ainsi que tous les sites internet auxquels Le Salarié aura eu accès par la biais d’un ordinateur ou de tout autre matériel appartenant à la Société, que les données ou les sites aient un lien avec l’activité de la Société, ou non

E-MAIL / INTERNET MONITORING

The Company reserves the right to monitor and / or view, as it deems appropriate, all data sent or received electronically by you, whether internally or externally, and all internet sites accessed by you using computer equipment or other property owned by the Company., regardless of whether such data and / or sites relate to the business of the company or otherwise.

PROTECTION DE DONNEES

En signant ce contrat, Le Salarié accepte que la Société collecte, traite ou transporte toute information à caractère personnel le concernant aux fins de l'administration et de la gestion du personnel.

Le Salarié accepte en outre que ces données personnelles soient transférées, stockées et traitées sur la base informatique actuellement située à Hypercom Corporation, 8888 East Raintree Drive - Suite 300 - Scottsdale, Arizona 85260, aux Etats-Unis.

Le service des ressources humaines et certains membres de la direction des sociétés du Groupe seront autorisés à accéder à cette base de données en cas de besoin légitime, comme par exemple pour le paiement des salaires ou des bonus, la réalisation des plans de stock-option, l'évaluation des Salariés, la planification des carrières, et à des fins d'évaluation et de management. L'accès à ces données ne sera autorisé que dans la mesure où cela serait strictement indispensable à ces personnes et sera conforme aux limites posées par la loi Informatique et Liberté.

Le Salarié dispose à tout moment d'un droit d'accès et de rectification sur ses données personnelles auprès de la Société. Le Salarié peut contacter à cet effet le Service des Ressources Humaines.

DATA PROTECTION

By signing this document, you authorize the Company to collect, process and transport all personal employee-related information for the purpose of proactively managing the employment relationship.

Furthermore you authorize the transfer to and storage of your personal information in the worldwide employee database currently located at: Hypercom Corporation, Hypercom Corporation, 8888 East Raintree Drive - Suite 300 - Scottsdale, Arizona 85260 United States (or such other management location as the Company determines from time to time).

Human Resources and selected management throughout the Company worldwide will be authorized to access this database if there is a relevant and legitimate business needs for example payment of salaries and bonuses, employee appraisals, career planning, assessment purposes and management development purposes. All authorization approvals will be based on a valid “need-to-know” basis, and will be subject to the limits of the Data Protection legislation of the country of your employment.

You have the right of access and the right to rectify your employee information. Such rights may be exercised by contacting the Human Resources Department.

LOI APPLICABLE

Le présent contrat de travail sera soumis à la loi française.

Dans l'hypothèse où une disposition du présent contrat ne serait plus valable, la validité de celui-ci n'en serait pas affectée pour autant et la disposition non valable serait remplacée dans les meilleurs délais par une clause ayant le même objet que la précédente.

Enfin, en cas de difficulté d’interprétation du présent contrat, la version française prévaudra sur celle rédigée en anglais.

GOVERNING LAW

This employment contract shall be governed by French law.

Should any of the provisions of this employment contract be or become invalid, this shall not affect the validity of the remaining provisions. In such event, the invalid provision shall be replaced by a valid provision that comes as near as possible to the economic purposes of the invalid provision.

Finally, in the event of difficulty interpreting the present contract, the French version shall prevail.

CONVENTION COLLECTIVE

Le présent contrat est régi par les dispositions de la convention collective des Ingénieurs et Cadres de la Métallurgie applicable à l'entreprise.

Pour confirmer son accord, le titulaire du présent contrat nous retournera, sous pli confidentiel, un exemplaire du présent contrat daté et signé, précédé de la mention "lu et approuvé, reçu un original du présent contrat".

FAIT EN DOUBLE EXEMPLAIRE,

COLLECTIVE BARGAINING AGREEMENT

The collective bargaining agreement applicable to your employment contract will be that of the engineers and executives or the Metallurgical industries.

The signee of this contract, in order to express her consent on the terms and conditions of employment set out, will return a signed and initialed copy of the present contract under confidential mail.

COMPLETED IN TWO COPIES,

A Vélizy, le 2 Juillet 2009 /s/ Kazem Aminaee	At Vélizy on July 2, 2009 /s/ Henry Gaillard
La Société	Employé
Kazem AMINAEE	Henry GAILLARD
Gérant

S.A.R.L. au capital de 2 429 114 Euros
503 347 791 RCS PARIS
www.hypercom.com